As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0683664
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: (345) 945-3727

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

John P. Van Vlack

Home Loan Servicing Solutions, Ltd.

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

Telephone: (561) 682-7721

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Thomas E. Molner, Esq.

(212) 715-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities
Ordinary Shares, par value $.01 per share
Preference Shares
Warrants
Depositary Shares
Units (2)
Total

(1)	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units in combination with other securities registered hereunder.

PROSPECTUS

HOME LOAN SERVICING SOLUTIONS, LTD.

Debt Securities

Ordinary Shares

Preference Shares

Warrants

Depositary Shares

Units

We may from time to time offer and sell our debt securities, ordinary shares, preference shares, warrants or depositary shares, as well as units that include any of these securities, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. The debt securities, preference shares, warrants, depositary shares and units may be convertible or exercisable or exchangeable for ordinary shares or preference shares or other securities. The securities may be offered separately or together in any combination and as a separate series.

Our ordinary shares are traded on The NASDAQ Global Select Market, or NASDAQ, under the symbol “HLSS.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our principal executive offices are located in the Cayman Islands at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KYI-9005, Cayman Islands, and our telephone number is (345) 945-3727.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 30, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or Securities Act. Under the automatic shelf registration process, we may, from time to time, offer our debt securities, ordinary shares, preference shares, warrants, depositary shares, units or combinations thereof, in one or more offerings. In this prospectus, we refer to our debt securities, ordinary shares, preference shares, warrants, depositary shares and units collectively as the “securities.” As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Home Loan Servicing Solutions, Ltd. and its consolidated subsidiaries.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information referenced under the heading “Risk Factors.”

ABOUT THE COMPANY

We are a Cayman Islands exempted company that acquires mortgage servicing assets consisting of servicing advances, mortgage servicing rights, rights to mortgage servicing rights and other related assets. We launched our operations on March 5, 2012 using the proceeds from our initial public offering and a concurrent private placement with our founder and Chairman of our Board of Directors to acquire mortgage servicing assets related to a portfolio with $15.2 billion unpaid principal balance from Ocwen Financial Corporation (“Ocwen”). Prior to March 5, 2012, we were a development stage enterprise. We do not originate or purchase mortgage loans, and as a result we are not subject to the risk of loss related to the origination or ownership of mortgage loans. We engaged Ocwen, a high quality residential mortgage loan servicer, to service the mortgage loans underlying our mortgage servicing assets and therefore have not and do not intend to develop our own mortgage servicing platform. We believe that in the first year of operations we accomplished our primary objective of delivering attractive and consistent risk-adjusted returns to our shareholders. Our target is to distribute at least 90% of our net income over time to our shareholders in the form of a monthly cash dividend.

Our business strategy is focused on acquiring servicing advances and mortgage servicing rights. In many cases, however, the transfer of legal ownership of mortgage servicing rights requires the prior approval or consent of various third parties, including rating agencies. If the seller from whom we have agreed to purchase mortgage servicing rights has not obtained the necessary approvals and consents to transfer legal ownership of the mortgage servicing rights to us (“Required Third Party Consents”), we will instead seek to acquire the rights to receive the servicing fees that the current servicer is entitled to receive (“Rights to MSRs”) and associated servicing advances, and the current servicer will continue to service the mortgage loans and receive compensation from us for its servicing activities. Upon receipt of the Required Third Party Consents for transfer of all or a portion of the mortgage servicing rights, the seller is obligated to transfer legal ownership of the respective mortgage servicing rights to us without any additional payment. We do not believe that our business strategy or economic performance has been or will be materially affected by whether we directly own mortgage servicing rights or the related Rights to MSRs, and all of our acquisitions of mortgage servicing assets to date have been structured as acquisitions of Rights to MSRs.

Our principal executive offices are located in the Cayman Islands at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KYI-9005, Cayman Islands, and our telephone number is (345) 945-3727.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

	For the Period December 1 through December 31, 2010		Year Ended December 31, 2011		Year Ended December 31, 2012
Ratio of earnings to fixed charges (1)	—	(2)	—	(2)	3.12x

(1)	For the purpose of determining the ratio of earnings to fixed charges, earnings consist of net income plus fixed charges. Fixed charges consist of interest expense on our credit facility, including unused commitment fees and amortization of expenses related to our credit facility.
(2)	The Company did not have any operations prior to March 5, 2012 and consequently did not have any earnings in 2010 or 2011.

As we have no preference shares issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or reduction of long-term and short-term debt, capital expenditures, working capital, and the financing of mortgage servicing asset purchases and other acquisitions and business combinations. We may temporarily invest funds that we do not immediately require in marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Cayman Islands and United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional Cayman Islands and United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF SHARE CAPITAL

The following description of our ordinary shares and preference shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the ordinary shares and preference shares that we may offer under this prospectus. For the complete terms of our ordinary shares and preference shares, please refer to our Amended and Restated Memorandum and Articles of Association (“Articles of Association”), which is incorporated by reference as an exhibit to the registration statement which includes this prospectus. The Cayman Islands Companies Law (the “Companies Law”) may also affect the terms of these securities. The terms we have summarized below will apply generally to any future ordinary shares or preference shares that we may offer. The terms of any ordinary shares or preference shares we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Ordinary Shares

We are authorized to issue up to 200,000,000 ordinary shares, par value $0.01 per share. As of April 30, 2013, we have 56,855,296 ordinary shares issued and outstanding. Our shareholders are entitled to receive notice of the date of our general meetings and attend and cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. Our shareholders are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then-authorized and issued preference shares. Such holders do not have any preemptive or other rights to subscribe for additional shares. All shareholders are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to any preference of any then-authorized and issued preference shares. There are no conversion, redemption or sinking fund provisions applicable to the ordinary shares. All outstanding ordinary shares are fully paid and non-assessable.

The provisions of our Articles of Association restrict our ability to issue and sell additional ordinary shares, including with respect to options and warrants, at a price below our then current net asset value per share without first obtaining the prior approval of holders of at least a majority of the outstanding ordinary shares voted with respect to such approval. The net asset value of our ordinary shares is determined by dividing the book value of our total assets minus our liabilities by the total number of our ordinary shares then outstanding. Any amendment, modification or rescission of this provision will require the affirmative vote of holders of at least two-thirds of our ordinary shares then outstanding.

Preference Shares

Our Board of Directors has the authority under our Articles of Association, without further action by our shareholders, to issue an unlimited number of preference shares in one or more classes or series and to determine the designations, number of shares of such class or series, voting powers, preferences, privileges and other rights, including dividend rights, conversion rights, redemption rights, liquidation preferences and other rights of priority and/or restrictions upon such shares, any or all of which may be greater than the rights of the ordinary shares. Subject to our Board of Director’s duty to act for a proper purpose, preference shares can be issued quickly with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult. In addition, the issuance of preference shares may have the effect of decreasing the market price of our ordinary shares and may adversely affect the voting and other rights of the holders of ordinary shares. No such preference shares have been issued to date, and we have no present plans to issue any such preference shares.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Listing

Our ordinary shares are traded on The NASDAQ Global Select Market, or NASDAQ, under the symbol “HLSS.”

Transferability of Shares

Our ordinary shares are freely transferrable, except in the very limited circumstances provided for under Cayman Islands law and our Articles of Association. Notwithstanding the foregoing, all transfers of our ordinary shares must comply with the rules and regulations of NASDAQ and any applicable securities laws.

Disclosure of Shareholder Ownership

There are no provisions in our Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

We may from time to time by ordinary resolution increase our share capital by such sum, to be divided into shares of such amount, as such resolution shall prescribe. An ordinary resolution is a resolution that must be approved by holders of a majority of outstanding voting shares to become effective. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amounts than our existing shares;

•	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

•

in many circumstances, subdivide our existing shares, or any of them, into shares of smaller amounts provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our authorized but unissued share capital and any capital redemption reserve fund in any manner authorized by law. A special resolution is a resolution that must be approved by holders of more than two-thirds of the outstanding voting shares to become effective; provided, however, a company’s articles of association may impose a higher threshold. Our Articles of Association require special resolutions to be approved by two-thirds of the outstanding voting shares.

Anti-Takeover Provisions in Our Articles of Association

Some provisions of our Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our Board of Directors to issue preference shares in one or more classes or series and to designate the number, price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by shareholders;

•	prohibit cumulative voting;

•	restrict the ability of shareholders to remove directors, except for cause;

•	do not permit shareholders to call meetings of shareholders; and

•	establish advance notice requirements for nominating Board of Directors’ nominees or for proposing matters that can be acted on by shareholders at annual shareholder meetings.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC.

Differences in Corporate Law

The Companies Law is modeled after English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements

The Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under Cayman Islands law requires the directors of the companies to enter into and to approve a written plan of merger or consolidation, which must also be authorized by each constituent company by a special resolution. The Companies Law also includes statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent 75% in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting or meetings convened for that purpose.

The convening and subsequent arrangement of the meetings must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the dual majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted (within four months) by holders of not less than 90% of the shares affected, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of a Delaware corporation, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, the company itself will normally be the proper plaintiff in actions against directors, and derivative actions may not generally be brought by a minority shareholder. However, based on English authorities, who would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, required a special resolution, which was not obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company: a duty to act bona fide in the best interests of the company; a duty not to make a profit out of his position as director (unless the company permits him to do so); and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Cayman Islands law does not prohibit directors from voting on corporate matters for which they have an interest if the interested director can maintain his or her fiduciary duties to the company. Under our Articles of Association, subject to any separate requirement for audit committee approval under the applicable rules of NASDAQ or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement in which he or she is interested, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Pursuant to our Articles of Association, holders of our ordinary shares are prohibited from requesting a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles of Association require us to call such meetings at least once in each calendar year at such time and place as our directors appoint, provided that the period between the date of one annual general meeting and that of the next will not be longer than the period permitted by the rules and regulations applicable to the listing of the ordinary shares on NASDAQ.

Our Articles of Association provide for certain procedural restrictions on the business that may be transacted at any annual general meeting of the shareholders. In order to propose business to be transacted at an annual general meeting of the shareholders, a shareholder must have given timely notice in writing to the Company. To be timely, a shareholder’s notice must be received by the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Company by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date). Each such notice given by such shareholder must set forth:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the name and address of the shareholder who intends to propose such business;

•	a representation that the shareholder is a registered holder of shares entitled to vote at such meeting, and setting forth the class and number of shares so held (including shares held beneficially);

•	a representation that such shareholder intends to appear in person or by proxy as a registered holder of shares at the meeting to propose such business; and

•	any material interest of the shareholder in such business.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands; however, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Under our Articles of Association, directors can be removed with cause by the vote of holders of a majority of our shares, cast at a general meeting, or by unanimous written resolution of all shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board. Under the Companies Law of the Cayman Islands and our Articles of Association, our company may be voluntarily dissolved, liquidated or wound up only by the vote of holders of two-thirds of our shares voting at a meeting or by the holders of at least one-half of our shares voting at a meeting if we are no longer able to pay our debts as they fall due or in each case by the unanimous written resolution of all shareholders. In addition, our company may be wound up by the Grand Court of the Cayman Islands if the company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company is wound up.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class or unanimous written resolution, provided that if such variation has the effect of altering our Articles of Association, the variation will need to be approved in the manner described below under “—Amendment of Governing Documents.”

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Articles of Association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or gross negligence or willful default. Our Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud, gross negligence or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation. Our Articles of Association also provide that the Company may purchase and maintain insurance for the benefit of any director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be held liable in relation to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of U.S. law.

Rights of Non-Resident or Foreign Shareholders

There are no limitations under Cayman Islands law nor are any limitations imposed by our Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of Books and Records

Our shareholders will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our Articles of Association.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt securities, ordinary shares, preference shares, depositary shares or units. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our ordinary shares or preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of ordinary shares or preference shares as described in the applicable prospectus supplement. The ordinary shares or preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable ordinary shares, preference shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the ordinary shares or preference shares represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our ordinary shares and preference shares, see the descriptions in this prospectus under the heading “Description of Share Capital — Ordinary Shares” and “Description of Share Capital — Preference Shares,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain Cayman Islands and U.S. federal income tax consequences. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more constituent securities offered hereby. The applicable prospectus supplement will describe:

•	the terms of the units and of the constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our or its obligations, the pledgees or secured parties may offer and sell our ordinary shares from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time. Walkers will provide us with opinions relating to matters concerning the law of the Cayman Islands in connection with offerings under this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC’s website at http://www.sec.gov.

We also maintain a website that contains additional information about us at www.hlss.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, whether filed before or after the effectiveness of the registration statement of which this prospectus is a part (but excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•

our Definitive Proxy Statement on Schedule 14A related to our 2013 Annual Meeting of Shareholders (only with respect to information contained in such Definitive Proxy Statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on January 15, 2013, January 23, 2013 and March 18, 2013; and

•	The description of our ordinary shares and the rights associated with our ordinary shares contained in our Registration Statement on Form 8-A, File No. 001-35431, filed on February 15, 2012.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: (345) 945-3727

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Item	Amount
Securities and Exchange Commission Registration Fee	$(1)
FINRA Filing Fee	(2)
Legal Fees and Expenses	(2)
Printing and Related Expenses	(2)
Accounting Fees and Expenses	(2)

Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the registration fee.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or gross negligence or willful default. Our Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud, gross negligence or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation. Our Articles of Association also provide that the Company may purchase and maintain insurance for the benefit of any director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be held liable in relation to the Company.

It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16.	Exhibits

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preference Shares.*

1.3	Form of Underwriting Agreement with respect to Ordinary Shares.*

4.1	Form of Indenture.**

4.2	Form(s) of Debt Securities.*

4.3	Specimen Ordinary Share Certificate. Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-172411) filed on August 10, 2011.

4.4	Form of Registration Rights Agreement.*

4.5	Certificate of Designation of Preference Shares.*

4.6	Form of Preference Share Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*

4.9	Amended and Restated Memorandum and Articles of Association of Home Loan Servicing Solutions, Ltd. Incorporated by reference to Exhibit 3.1 to registrant’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-172411) filed on February 6, 2012.

4.10	Form of Deposit Agreement.*

4.11	Form of Depositary Receipt.*

5.1	Form of Opinion of Walkers, Cayman Islands counsel to the Company, as to the legality of securities being registered.**

5.2	Form of Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to the Company, as to the legality of securities being registered.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Walkers (included as part of Exhibit 5.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Deloitte & Touche LLP.**

24.1	Power of attorney (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1.**

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 30, 2013.

HOME LOAN SERVICING SOLUTIONS, LTD.

By:	/s/ John P. Van Vlack
Name:	John P. Van Vlack
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes William C. Erbey and John P. Van Vlack, his true and lawful attorneys-in-fact and agents, and each of them, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ William C. Erbey William C. Erbey	Chairman of the Board of Directors	April 30, 2013

/s/ John P. Van Vlack John P. Van Vlack	President and Director (Principal Executive Officer)	April 30, 2013

/s/ James E. Lauter James E. Lauter	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Controller and Principal Accounting Officer)	April 30, 2013

/s/ Kerry Kennedy Kerry Kennedy	Director	April 30, 2013

/s/ Richard J. Lochrie Richard J. Lochrie	Director	April 30, 2013

/s/ Robert McGinnis Robert McGinnis	Director	April 30, 2013

/s/ David B. Reiner David B. Reiner	Director	April 30, 2013

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preference Shares.*

1.3	Form of Underwriting Agreement with respect to Ordinary Shares.*

4.1	Form of Indenture.**

4.2	Form(s) of Debt Securities.*

4.3	Specimen Ordinary Share Certificate. Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-172411) filed on August 10, 2011.

4.4	Form of Registration Rights Agreement.*

4.5	Certificate of Designation of Preference Shares.*

4.6	Form of Preference Share Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*

4.9	Amended and Restated Memorandum and Articles of Association of Home Loan Servicing Solutions, Ltd. Incorporated by reference to Exhibit 3.1 to registrant’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-172411) filed on February 6, 2012.

4.10	Form of Deposit Agreement.*

4.11	Form of Depositary Receipt.*

5.1	Form of Opinion of Walkers, Cayman Islands counsel to the Company, as to the legality of securities being registered.**

5.2	Form of Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to the Company, as to the legality of securities being registered.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Walkers (included as part of Exhibit 5.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Deloitte & Touche LLP.**

24.1	Power of attorney (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1.**

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Filed herewith.